Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________
Beyond Meat, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	26-4087597
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
119 Standard Street
El Segundo
CA 90245

(Address of Principal Executive Offices including Zip Code)

Beyond Meat, Inc. 2018 Equity Incentive Plan
Beyond Meat, Inc. 2018 Employee Stock Purchase Plan
(Full title of the plans)

Mark J.Nelson
Beyond Meat, Inc.
119 Standard Street
El Segundo, CA 90245
(866) 756-4112
(Name and address and telephone number,
including area code, of agent for service)

Copy to:
Cathy A. Birkeland, Esq.
Alexa M. Berlin, Esq.
Latham & Watkins LLP
330 N. Wabash Avenue, Suite 2800
Chicago, IL 60611
Telephone: (312) 876-7700
Facsimile: (312) 876-9767

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☐
	Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE
____________

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share
To be issued under the Beyond Meat, Inc. 2018 Equity Incentive Plan (the “2018 Plan”)	2,144,521(2)	$127.55(3)	$ 273,533,653.55(3)	$35,504.67
To be issued under the Beyond Meat, Inc. 2018 Employee Stock Purchase Plan (the “ESPP” and, together with the 2018 Plan, the “Plans”)	536,130(4)	$127.55(3)	$ 68,383,381.50(3)	$8,876.16
Totals:	2,680,651		$ 341,917,035.05	$44,380.83

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock (“Common Stock”) of Beyond Meat, Inc. (the “Registrant”) that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents the additional shares of Common Stock available for issuance under the 2018 Plan resulting from an automatic annual increase on January 1, 2020.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 8, 2020 of $127.55.

(4)	Represents the additional shares of Common Stock available for issuance under the ESPP resulting from an automatic annual increase on January 1, 2020.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities
This Registration Statement is being filed for the purpose of registering an additional 2,680,651 shares of Common Stock issuable under the following employee benefit plans for which a Registration Statement on Form S-8, filed with the Commission on May 3, 2019 (File No. 333-231186) (the “2019 Registration Statement”), is effective: (i) the 2018 Plan, pursuant to the automatic annual increase provision therein, which added 2,144,521 shares of Common Stock, and (ii) the ESPP, pursuant to the automatic annual increase provision therein, which added 536,130 shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the contents of the 2019 Registration Statement are incorporated by reference in this Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 8.    Exhibits.

Exhibit number	Documents
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form S-1/A, filed with the Commission on March 27, 2019)
4.2
Amended and Restated Investors’ Rights Agreement, dated as of October 5, 2018, by and among the Registrant and the other parties thereto (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form S-1, filed with the Commission on November 16, 2018)

4.3	Description of Registrant’s Securities (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 19, 2020)
5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page of this Registration Statement)
99.1	2018 Equity Incentive Plan and forms of agreement thereunder (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Form S-1/A, filed with the Commission on January 9, 2019)
99.2
Amended form of 2018 Equity Incentive Plan stock option award agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 29, 2019)

99.3
Amended form of 2018 Equity Incentive Plan restricted stock unit award agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 29, 2019)

99.4	2018 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Form S-1/A, filed with the Commission on January 9, 2019)
____________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 15, 2020.

BEYOND MEAT, INC.

By:	/s/ Ethan Brown
Name:	Ethan Brown
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ethan Brown and Mark J. Nelson, each of them with power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments of this Registration Statement, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ethan Brown	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 15, 2020
Ethan Brown

/s/ Mark J. Nelson	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2020
Mark J. Nelson

/s/ Seth Goldman	Chairman of the Board	May 15, 2020
Seth Goldman

/s/ Diane Carhart	Director	May 15, 2020
Diane Carhart

/s/ Raymond J. Lane	Director	May 15, 2020
Raymond J. Lane

/s/ Bernhard van Lengerich	Director	May 15, 2020
Bernhard van Lengerich, Ph.D.

/s/ Ned Segal	Director	May 15, 2020
Ned Segal

/s/ Christopher Isaac Stone	Director	May 15, 2020
Christopher Isaac Stone

/s/ Donald Thompson	Director	May 15, 2020
Donald Thompson

/s/ Kathy N. Waller	Director	May 15, 2020
Kathy N. Waller